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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Planet Polymer Technologies, Inc. on Form S-3 (No. 333-39845) and Form S-8 (No. 333-1042) of our report, which contains an explanatory paragraph relating to the Company's ability to continue as a going concern, dated February 28, 2003 (except as noted therein) on the financial statements of Planet Polymer Technologies, Inc. as of December 31, 2002 and for the years ended December 31, 2002 and 2001, which report is included in this Annual Report on Form 10-KSB.

                                 J. H. COHN LLP

San Diego, California
March 25, 2003